      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2001
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                           UNITED PARCEL SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                58-2480149
(STATE OR OTHER JURISDICTION OF INCORPORATION          (I.R.S. EMPLOYER
              OR ORGANIZATION)                        IDENTIFICATION NO.)

          55 GLENLAKE PARKWAY, N.E.                         30328
              ATLANTA, GEORGIA                            (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             -----------------------
            FRITZ COMPANIES, INC. 1992 OMNIBUS EQUITY INCENTIVE PLAN
             INTERTRANS CORPORATION 1983 INCENTIVE STOCK OPTION PLAN
             INTERTRANS CORPORATION 1984 INCENTIVE STOCK OPTION PLAN
             INTERTRANS CORPORATION 1990 INCENTIVE STOCK OPTION PLAN
           INTERTRANS CORPORATION 1992 NONQUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                             -----------------------
                                JOSEPH R. MODEROW
                           UNITED PARCEL SERVICE, INC.
                            55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (404) 828-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -----------------------

                                   COPIES TO:
                             JEFFREY M. STEIN, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303
                                 (404) 572-4600

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
           Title Of Each            Amount To Be    Proposed Maximum   Proposed Maximum    Amount Of
     Class Of Securities To Be   Registered (1)(2) Offering Price Per      Aggregate     Registration
            Registered                                  Share (3)        Offering Price       Fee
------------------------------------------------------------------------------------------------------
Class A-1 Common Stock, $.01 par
value per share...................    597,587         $57.20              $34,181,976.40    $8,546
======================================================================================================

(1) Includes 595,269 shares under the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan, 97 shares under the Intertrans Corporation 1983 Incentive Stock Option Plan, 438 shares under the Intertrans Corporation 1984 Incentive Stock Option Plan, 1,283 shares under the Intertrans Corporation 1990 Incentive Stock Option Plan and 500 shares under the Intertrans Corporation 1992 Nonqualified Stock Option Plan.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares being registered shall include an indeterminate number of additional shares of United Parcel Service, Inc.'s class A-1 common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions in accordance with the anti-dilution provisions of the plans listed above.

(3) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low selling prices per share of United Parcel Service Inc.'s common stock on July 11, 2001, as reported on the New York Stock Exchange.

                             INTRODUCTORY STATEMENT

         On May 24, 2001, United Parcel Service, Inc., a Delaware corporation, completed its acquisition of Fritz Companies, Inc., a Delaware corporation, contemplated by the Agreement and Plan of Merger dated January 10, 2001, by and among UPS, a wholly owned subsidiary of UPS and Fritz. Upon consummation of the acquisition, Fritz became our wholly owned subsidiary.

         Pursuant to the merger agreement, each option to purchase shares of Fritz common stock, par value $.01 per share, that was outstanding immediately prior to the acquisition pursuant to the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan, Intertrans Corporation 1983 Incentive Stock Option Plan, Intertrans Corporation 1984 Incentive Stock Option Plan, Intertrans Corporation 1990 Incentive Stock Option Plan and Intertrans Corporation 1992 Nonqualified Stock Option Plan, became an option to purchase the number of shares of UPS class A-1 common stock, par value $.01 per share, rounded down to the nearest whole share, determined by multiplying (i) the number of shares of Fritz common stock subject to such option immediately prior to the acquisition by (ii) 0.2. The exercise price per share of UPS class A-1 common stock, rounded up to the nearest whole cent, is equal to the exercise price per share of Fritz common stock prior to the acquisition divided by 0.2. Each option continues to be subject to the same terms and conditions as were in effect immediately prior to the acquisition.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of Fritz as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC are incorporated herein by reference:

         -        UPS's Annual Report on Form 10-K for the year ended December
                  31, 2000;

         - UPS's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         - UPS's Current Reports on Form 8-K, dated January 29, 2001 and June 26, 2001; and

         - the description of United Parcel Service of America, Inc.'s common stock, $.10 par value per share, contained in Item 14 of its Registration Statement on Form 8-A, filed with the SEC in April 1970, as updated by Item 5 of its Annual Report on Form 10-K for the year ended December 31, 1998, and as modified by the description of the class A-1 common stock contained in UPS's Registration Statement on Form S-4 (No. 333-58268). UPS succeeded to the 1934 Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended.

         In addition, any and all documents filed by UPS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of common stock offered hereby shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

         UPS's Restated Certificate of Incorporation does not provide for indemnification of UPS's directors and officers, but UPS's Bylaws provide that UPS must indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to very limited exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index.

ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 13th day of July, 2001.

                           UNITED PARCEL SERVICE, INC.

                           /s/  James P. Kelly
                           -----------------------------------------------------
                           James P. Kelly
                           Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. SCOTT DAVIS and JOSEPH R. MODEROW, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 13, 2001:

Signature                  Title
---------                  -----

                           Director
------------------------
William H. Brown, III

/s/ D. Scott Davis         Senior Vice President, Chief Financial Officer
------------------------   and Treasurer
D. Scott Davis             (Principal Financial and Accounting Officer)



/s/ Calvin Darden          Senior Vice President and Director
------------------------
Calvin Darden

/s/ Michael L. Eskew       Vice Chairman, Executive Vice President and Director
------------------------
Michael L. Eskew

/s/ James P. Kelly         Chairman of the Board, Chief Executive Officer
------------------------   and Director
James P. Kelly             (Principal Executive Officer)


                           Director
------------------------
Ann M. Livermore

                           Director
------------------------
Gary E. MacDougal

/s/ Joseph R. Moderow      Senior Vice President, Secretary and Director
------------------------
Joseph R. Moderow

/s/ Kent C. Nelson         Director
------------------------
Kent C. Nelson

                           Director
------------------------
Victor A. Pelson

/s/ Lea N. Soupata         Senior Vice President and Director
------------------------
Lea N. Soupata

                           Director
------------------------
Robert M. Teeter

                           Director
------------------------
John W. Thompson

/s/ Thomas H. Weidemeyer   Senior Vice President, Chief Operating Officer and
------------------------   Director
Thomas H. Weidemeyer

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit Description
-------           -------------------

  3.1             Form of United Parcel Service, Inc.'s Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to United Parcel Service, Inc.'s Registration
                  Statement on Form S-4 (No. 333-83349), filed on September 21,
                  1999).

  3.2 Form of United Parcel Service, Inc.'s Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to United Parcel
                  Service, Inc.'s Registration Statement on Form S-4 (No.
                  333-83349), filed on September 1, 1999).

  5.1 Opinion of King & Spalding as to the legality of the securities being registered.

  23.1            Consent of Deloitte & Touche LLP.

  23.2            Consent of King & Spalding (included in Exhibit 5.1).